Exhibit 99.1

INTERNATIONAL ASSETS REPORTS $12.9 MILLION EARNINGS FOR FIRST QUARTER

New York – February 11, 2007 – International Assets Holding Corporation (the ‘Company’; NASDAQ: IAAC) today announced its first quarter financial results which are set out in the table below.

Sean O’Connor, CEO, stated, “Trailing 12 months adjusted EBITDA is $32.0 million, up 110% over the prior year and trailing 6 months adjusted EBITDA is $19.9 million, up 173% from the prior year. Our substantial growth in adjusted EBITDA indicates that the Company is now operating at a fundamentally different level from that of a year ago. We have now been able to recognize in our reported GAAP earnings approximately half of the revenue that we could not recognize in prior quarters. Investors should note that the Company has a remaining unrecognized inventory gain of $14 million.”

	Three Months Ended
(Unaudited) (In thousands, except per share amounts)	December 31, 2007	December 31, 2006	% Change
Total operating revenues	$42,068	$9,179	358%
Interest expense	$3,011	$1,490	102%
Net revenues	$39,057	$7,689	408%
Total non-interest expenses	$17,138	$9,746	76%
Income (loss) before income tax and minority interest	$21,919	$(2,057)	(a )
Income tax expense (benefit)	$8,163	$(752)	(a )
Minority interest in income of consolidated entities	$838	$192	336%

Net income (loss)	$12,918	$(1,497)	(a )

Earnings (loss) per share:
Basic	$1.56	$(0.19)	(a )
Diluted	$1.35	$(0.19)	(a )
Weighted average number of common shares outstanding:
Basic	8,289	7,877	5%
Diluted	9,857	7,877	25%

Adjusted EBITDA (non GAAP) reconciliation (***)
Net income (loss)	$12,918	$(1,497)	(a )
Minority interests	838	192	336%
Income tax	8,163	(752)	(a )
Depreciation and amortization	257	113	127%
Interest expense	3,011	1,490	102%
Interest income	(452)	(199)	127%
Change in unrealized fair market value gain in physical commodities inventory	(16,308)	4,834	(a )

Adjusted EBITDA	$8,427	$4,181	102%

Segmental Operating Revenues:
International equities market-making	$8,921	$5,835	53%
International debt capital markets	1,099	870	26%
Foreign exchange trading	6,299	2,596	143%
Commodities trading	18,540	(2,363)	(a )
Asset management	6,727	2,039	230%
Other	482	202	139%

Total	$42,068	$9,179	358%

Change in unrealized fair market value gain in physical commodities inventory	(16,308)	4,834	(a )

Adjusted Revenues (non-GAAP)	$25,760	$14,013	84%

Condensed consolidated financial statements will be included in the Company’s Form 10-Q to be filed with the SEC. The Form 10-Q will also be made available on the Company’s website at www.intlassets.com.

(a)	Comparison not meaningful.
(b)	Adjusted EBITDA rather than EBITDA is a non-GAAP measure that is defined in certain of the Company’s loan covenants and is EBITDA adjusted for the change over the period in the unrealized fair market gain in commodities inventory.

The Company will host a conference call to discuss the fiscal first quarter 2008 results on Tuesday, February 12, 2008 at 4:30pm NY time. Interested parties my join the call by dialing +1 888 615 7151 and indicating conference ID # 30053421. A recording of the call will also be available in the investor relations section of our website www.intlassets.com.

About International Assets Holding Corporation (Nasdaq: ‘IAAC’)

International Assets Holding Corporation and its subsidiaries (the ‘Company’) form a financial services group focused on select international securities, foreign exchange and commodities markets. We commit our capital and expertise to market-making and trading of international financial instruments, currencies and commodities. The Company’s activities are currently divided into five functional areas — international equities market-making, international debt capital markets, foreign exchange trading, commodities trading and asset management. Additional information regarding the Company is available on the Company’s website at www.intlassets.com.

Forward-Looking Statements

Certain statements in this document may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including adverse changes in economic, political and market conditions, losses from the Company’s market-making and trading activities arising from counterparty failures and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the securities and commodities brokerage industries. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions, there can be no assurances that the actual results, performance or achievement of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

For more information, contact:

Scott Branch, President

International Assets Holding Corporation

New York, NY 10017

Scott Branch, Phone (888) 345-4685 x 335